UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 18, 2021

AEGLEA BIOTHERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37722	46-4312787
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

805 Las Cimas Parkway Suite 100 Austin, TX	78746
(Address of principal executive offices)	(Zip Code)

(512) 942-2935

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 Par Value Per Share	AGLE	The Nasdaq Stock Market LLC (Nasdaq Global Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)

On June 18, 2021, the board of directors (the “Board”) of Aeglea Biotherapeutics, Inc. (the “Company”) appointed Marcio Souza as a Class II director and as a member of the Compensation Committee, effective immediately.

Mr. Souza has served as a director and President and Chief Executive Officer of Praxis Precision Medicines, Inc. since April 2020. From May 2017 to April 2020, Mr. Souza served as Chief Operating Officer, and from July 2016 to May 2017, as Senior Vice President and Head of Product Strategy of PTC Therapeutics, Inc. (“PTC”). Prior to joining PTC, Mr. Souza served in positions of increasing responsibility at NPS Pharmaceuticals, Inc., Shire Human Genetic Therapies Inc. and Sanofi Genzyme Corporation. Mr. Souza previously served on the board of directors of Clearpoint Neuro, Inc. (previously MRI Interventions, Inc.). Mr. Souza received a degree in pharmacy and biochemistry with a specialization in toxicology and clinical analysis from the University of São Paulo and an M.B.A. from Fundação Dom Cabral. We believe Mr. Souza is qualified to serve on our board of directors because of his business and leadership experience in the life sciences industry and his scientific background.

In connection with Mr. Souza’s election as a non-employee director of the Board, he will receive a pro rata portion of the $40,000 annual retainer for service as a director for the remaining portion of the year, and a pro rata portion of the $7,500 annual retainer for service as a member of the Compensation Committee for the remaining portion of the year, each in accordance with the Company’s existing compensation policy for non-employee directors. In addition, the Board granted to Mr. Souza, effective June 18, 2021, a stock option to purchase 60,000 shares of common stock at an exercise price equal to the closing sale price of the common stock on June 18, 2021, as reported by the Nasdaq Global Market, which will vest monthly over three years, subject to his continued service to the Company.

The Company has entered into its standard form of indemnification agreement with Mr. Souza. The form of the indemnification agreement was previously filed by the Company as Exhibit 10.1 to the Company’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission on September 14, 2015 and incorporated by reference herein.

There are no arrangements or understandings between Mr. Souza and any other persons pursuant to which Mr. Souza was selected as a member of the Board. There are also no family relationships between Mr. Souza and any director or executive officer of the Company, nor does Mr. Souza have a direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AEGLEA BIOTHERAPEUTICS, INC.

Date: June 22, 2021	By:	/s/ Anthony Quinn
Anthony Quinn
Chief Executive Officer

3